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                                                                   EXHIBIT 11(b)

           NATIONAL CONVENIENCE STORES INCORPORATED AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE



                                                                                    Nine Months Ended
                                                                                        March 31,
                                                                             --------------------------------
                                                                                 1995                1994
                                                                             -----------         ------------
Primary Earnings Per Share
- --------------------------

Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $ 2,165,000         $ 4,716,000
                                                                             ===========         ===========

Average Common and Common Stock Equivalents:
   Average shares outstanding   . . . . . . . . . . . . . . . . . .            6,050,000           6,004,000
   Common stock equivalents - assumed exercise of options   . . . .                2,000             294,000
                                                                             -----------         -----------
      Average Common and Common Stock Equivalents   . . . . . . . .            6,052,000           6,298,000
                                                                             ===========         ===========

Primary Earnings Per Share  . . . . . . . . . . . . . . . . . . . .          $      0.36         $      0.75
                                                                             ===========         ===========



Fully Diluted Earnings Per Share
- --------------------------------

Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $ 2,165,000         $ 4,716,000
                                                                             ===========         ===========

Average Common and Common Stock Equivalents:
   Average shares outstanding   . . . . . . . . . . . . . . . . . .            6,050,000           6,004,000
   Common stock equivalents - assumed exercise of options   . . . .                2,000             305,000
                                                                             -----------         -----------
      Average Common and Common Stock Equivalents   . . . . . . . .            6,052,000           6,309,000
                                                                             ===========         ===========

Fully Diluted Earnings Per Share  . . . . . . . . . . . . . . . . .          $      0.36         $      0.75
                                                                             ===========         ===========





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